Exhibit 23.1

Deloitte & Touche LLP BCE Place 181 Bay Street Suite 1400 Toronto ON M5J 2V1 Canada Tel: 416 643 8466 Fax: 416 601 6444 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

     We consent to the use of our report dated March 11, 2005, appearing in this Annual Report on Form 40-F of Crystallex International Corporation for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Toronto, Ontario
March 11, 2005